Exhibit 2.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of February 5, 2026, is entered into by and among RICHLAND INDUSTRIES LLC, a Tennessee limited liability company (“Seller”), and JOSEPH WHELAN JR, an individual residing in state of Tennessee (“the “Owner” and collectively with the Seller, the “Seller Parties”) and AIS Tennessee, Inc., a Nevada corporation (“Buyer”).

Recitals

WHEREAS, Seller is engaged in the business of contract manufacturing, industrial services and commercial construction (the “Business”) located at 1905 Mine Road, Pulaski, TN 38478 (the “Principal Business Location”);

WHEREAS, Seller wishes to sell and assign to Buyer, and Owner desires to cause Seller to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, substantially all the assets, and certain specified liabilities, of the Business, subject to the terms and conditions set forth herein; and

WHEREAS, concurrently with the date of this Agreement, Buyer and RI Real Estate, LLC, an Affiliate of the Owner (the “Landlord”), have entered into that certain real estate purchase agreement for the sale of the Principal Business Location (the “REPA”);

WHEREAS, as a material inducement to Buyer executing this Agreement and agreeing to consummate the transactions contemplated hereby, it is contemplated that Buyer will acquire from the Landlord pursuant to the REPA the Principal Business Location as a condition to Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

The following terms have the meanings specified or referred to in this ARTICLE I:

“Accrued Payroll” means all Liabilities owed by the Seller to its employees as of the Closing for accrued payroll, salary, wages, and/or commissions, including PTO accruals accrued as a liability on the Balance Sheet at Closing that have been accrued in the ordinary course of business and consistent with past practice, but excluding any bonuses.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Assumed Miller Note” means that certain Secured Promissory Note dated September 27, 2023 by Seller in favor of Miller Welding Automation, as amended.

“Assumed Tristar LOC” means that certain Commercial Line of Credit Agreement and Note dated 12/21/2018 LOC #8001973 between TriStar Bank and the Seller.

“Assumed OPEX Lease” means that Regions Bank Trumpf Fiber Laser Lease, Contract No. 010-0018661-001 with Regions Equipment Finance Corp.

“Benefit Plans” means each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Seller for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Business or any spouse or dependent of such individual, or under which Seller has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise.

“Bennett Drive Location” means the property leased by the Seller from the Landlord located at 450 Bennett Drive, Pulaski, Tennessee, pursuant to that certain lease agreement dated December 31, 2018.

“Business Locations” means the Principal Business Location, the Bennett Drive Location, and the Industrial Drive Location.

“Closing Date Indebtedness” means the amount equal to the aggregate Indebtedness, calculated as of 11:59 p.m. Eastern Time on the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” means all contracts, purchase orders, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Dollars” or “$” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, except for Permitted Encumbrances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

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“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Indebtedness” means, without duplication and with respect to the Seller, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services (excluding accounts payable), (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) capital lease obligations (other than the Assumed OPEX Lease); (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (g) guarantees made by the Seller on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f), in each case solely to the extent such Indebtedness would be considered long term debt pursuant to GAAP; and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g). Indebtedness shall specifically exclude the Assumed Miller Note, the Assumed Tristar LOC and the Assumed OPEX Lease.

“Industrial Drive Location” means the property leased by the Seller from the Landlord located at 275 Industrial Drive, Pulaski, Tennessee, pursuant to that certain lease agreement dated June 6, 2019.

“Intercompany Payables” means: (a) the $1,500,000 intercompany loan owed by the Seller to Military Systems Group, Inc., together with all principal and interest and any other Liabilities owed thereon, and (b) the promissory note payable by the Seller to Richland LLC in the original principal amount of $488,134.00. For avoidance of doubt, Intercompany Payables does not include any other payables owed from Seller to MSG arising from the sale or purchase of goods or services under existing purchase orders and reflected as part of Seller’s accounts receivable.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means any debt, liabilities, obligations or commitments of any kind, character or nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, due or to become due, vested or unvested, executory, determined, determinable or otherwise, including any liability for Taxes.

“Losses” means losses, assessments, damages, liabilities, deficiencies, Actions, judgments, interest, awards or settlements, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

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“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, condition (financial or otherwise) or assets of the Business, (ii) the value of the Purchased Assets, or (iii) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, Material Adverse Effect does not include any event, occurrence, fact, condition or change resulting from or relating to (a) changes in GAAP or changes in accounting requirements applicable to any industry in which the Seller operates the Business, (b) changes in the financial, securities, currency, capital or credit markets or in general economic, political or regulatory conditions in any jurisdiction in which the Seller operates (including any state, federal or local government shutdown), (c) changes (or proposed changes) in applicable Law or conditions generally affecting any industry in which the Seller operates the Business, (d) acts of war, sabotage or terrorism, cyberattacks or disasters (including hurricanes, tornadoes, floods, fires, earthquakes and weather-related events or other “acts of God”), pandemics, epidemics or other outbreaks of disease or public health events or any escalation or worsening thereof or any responses thereto, (e) the negotiation, execution or performance of this Agreement, the announcement, pendency or consummation of the transactions contemplated hereby, the identity of Buyer or any other facts or circumstances relating to Buyer or the announcement or other disclosure of Buyer’s plans or intentions with respect to the conduct of the Business after the Closing, including the effect of any of the foregoing on the relationships, contractual or otherwise, of the Business with clients, customers, partners, principals, employees, suppliers, vendors, service providers or Governmental Authorities or third parties, (f) any failure to meet any projections, forecasts or predictions in respect of financial performance, (g) any action taken (or omitted to be taken) at the request of or with the written consent of Buyer, (h) any action taken (or omitted to be taken) by Seller or any of its Affiliates that is required to be taken or omitted or are expressly contemplated pursuant to this Agreement or (i) any matter or other item clearly disclosed on the Schedules or other materials delivered to Buyer as of the date hereof; provided, however, that any event, occurrence, fact, condition or change referred to in clauses (a), (b), (c), and (d) above shall be taken into account in determining whether that has been a Material Adver Effect or whether a Material Adverse Effect could reasonably be excepted to occur, to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compare to other participants in the industry or industries in which the Business operates.

“MSG” means Military Systems Group, Inc., a Tennessee corporation and an affiliate of Seller, and its successors and assigns.

“Payment Instructions” means the written instructions delivered by the Seller on or prior to the Closing directing the manner of payment for all payments to be made to Seller under this Agreement.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” means (i) Encumbrances for Taxes that are not yet due or are being contested in good faith and for which adequate accruals or reserves have been established in the Financial Statements if required pursuant to GAAP, (ii) statutory Encumbrances of landlords and Encumbrances of carriers, warehousemen, mechanics, materialmen and other Encumbrances imposed by Law, in each case, for amounts not yet due or that are being contested in good faith and for which adequate accruals or reserves have been established in the Financial Statements if required pursuant to GAAP, which are not, individually, or in the aggregate, material to the Business or the Purchased Assets, (iii) zoning, entitlement, building and land use regulations, customary covenants, easements, rights-of-way, restrictions and other similar charges or encumbrances which do not, in each of the foregoing cases, individually or in the aggregate, materially and adversely interfere with, and are not violated by, the current use or occupancy of or diminish the value of the affected property materially and adversely, in each case in the ordinary conduct of the Business thereon, (iv) Encumbrances that will be released by Seller prior to or as of the Closing Date, (v) purchase money Encumbrances securing rental payments under the Assumed OPEX Lease, (vi) Encumbrances securing the Assumed Miller Note or the Assumed TriStar LOC, and (vii) Encumbrances, if any, disclosed on Schedule 1.1.

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“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Territory” means the United States of America, or any state or commonwealth contained therein.

“Track Lease” means the Track Lease Agreement between Richland, as landlord, and Tennessee Southern Railroad Company, LLC, as tenant, dated July 28, 2020, as the same is amended, modified or supplemented.

“Transaction Fees and Expenses” means, without duplication, all fees, costs and expenses incurred by or on behalf of the Seller on or prior to the Closing (whether or not invoiced) in connection with the preparation, negotiation, execution and consummation of the transactions contemplated by this Agreement in each case solely to the extent required to be paid or reimbursed by the Seller, including: (a) unpaid fees and expenses of attorneys, accountants, investment bankers, brokers, and other advisors of the Seller Parties and the Seller relating to transactions contemplated by this Agreement; and (b) all unpaid Transfer Taxes, filing fees and other expenses for which the Seller or any Seller Party are responsible under this Agreement.

ARTICLE II
Purchase and Sale

Section 2.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall, and Owner shall cause Seller to, sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Encumbrances, all of Seller’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (collectively, the “Purchased Assets”), including, without limitation, the following:

(a) cash and cash equivalents;

(b) all inventory, finished goods, raw materials, work in progress inventory (“WIP”), packaging, supplies, parts and other inventories (“Inventory”);

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(c) all Contracts set forth on Schedule 2.01(c)(i) (to the extent assignable, the “Assigned Contracts”);

(d) all accounts or notes receivable held by Seller as of the Closing Date, and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”);

(e) any and all rights in, arising out of, or associated with any of the following: (a) issued patents and patent applications (whether provisional or non-provisional); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing; (d) internet domain names and social media account or user names (including “handles”), all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto; (e) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein; (f) all rights to the name “Richland Industries”, “Richland”, or any derivatives thereof owned by any Seller Parties, (g) telephone and facsimile numbers, and (h) all other intellectual or industrial property and proprietary rights used or related to the Business, including, without limitation, those set forth in Schedule 1.01(e) (“Intellectual Property Assets”);

(f) all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property, including, without limitation, those set forth on Schedule 2.01(f) (the “Tangible Personal Property”);

(g) all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the Business or the Purchased Assets, whether arising by way of counterclaim or otherwise;

(h) all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities (except any benefit from the insurance claim listed on Section 4.12 of the Disclosure Schedules);

(i) all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets;

(j) originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, customer lists, customer purchasing histories, price lists supplier lists, records and data, sales material and records, marketing and promotional surveys, and files relating to the Intellectual Property Assets (“Books and Records”); provided however that Seller may retain a copy of all books and records whether in written or digital form; and

(k) all goodwill and the going concern value of the Business.

Section 2.02 Excluded Assets+. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

(a) Contracts that are not Assigned Contracts (the “Excluded Contracts”);

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(b) the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller;

(c) all Benefit Plans and assets attributable thereto, except to the extent specifically included as an Assumed Liability;

(d) all insurance benefits, including rights and proceeds, arising from or relating to the insurance claim listed on Section 4.12 of the Disclosure Schedules);

(e) all equity interests in Richland-Parkway, LLC;

(f) all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the Excluded Assets, whether arising by way of counterclaim or otherwise;

(g) the rights which accrue or will accrue to Seller Parties under this Agreement and the Ancillary Documents;

(h) licenses and Permits that are not assignable or transferable, whether with or without third party consent or consent or notice to a Governmental Authority, to Buyer;

(i) any claims for refunds of Federal income Taxes relating to, arising under or as a result of operation of the Business prior to the Closing Date;

(j) Seller’s attorney client privilege arising out of the transactions contemplated by this Agreement;

(k) any items of personal property brought to the facility by Seller employees, none of which are used in the Business; and

(l) all assets listed on Schedule 2.02.

Section 2.03 Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform, and discharge only: (a) the Liabilities under the Assumed Miller Note, (b) the Liabilities under the Assumed Tristar LOC, (c) the Liabilities under the Assumed OPEX Lease, (d) all trade accounts payable of Seller to third parties in connection with the Business and identified on Schedule 2.03, (e) all Accrued Payroll, (f) all current Liabilities of Seller identified on Schedule 2.03 that were incurred in the ordinary course of business consistent with past practice prior to Closing, but excluding, for the avoidance of doubt, the Intercompany Payable; (g) the Liabilities in respect of the Assigned Contracts, but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by Seller on or prior to the Closing (collectively, the “Assumed Liabilities”), and no other Liabilities.

Section 2.04 Excluded Liabilities. Notwithstanding the provisions of Section 2.03 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller, Owner, or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Seller shall, and shall cause each of its Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

(a) any Transaction Fees and Expenses of Seller or Owner;

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(b) Except as identified on Schedule 2.03, any Liability for (i) Taxes of Seller (or any stockholder or Affiliate of Seller) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period; (ii) Taxes that arise out of the consummation of the transactions contemplated hereby (excluding any sales tax owed in connection with retitling motor vehicles which are Buyer’s responsibility) or that are the responsibility of Seller; or (iii) other Taxes of Seller (or Owner or any member or Affiliate of Seller) of any kind or description (including any Liability for Taxes of Seller (or Owner or any member or Affiliate of Seller) that becomes a Liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law);

(c) any Liabilities relating to or arising out of the Excluded Assets;

(d) any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date;

(e) Except for the Accured Payroll, any Liabilities of Seller arising under or in connection with any Benefit Plan providing benefits to any present or former employee of Seller;

(f) any Liabilities of Seller for any present or former employees, officers, directors, retirees, independent contractors or consultants of Seller, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments, other than the Accrued Payroll;

(g) any Liabilities under environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing or otherwise to the extent arising out of any actions or omissions of Seller;

(h) Except as identified on Schedule 2.03, any trade accounts payable of Seller (i) which constitute intercompany payables owing to Affiliates of Seller; or (ii) which did not arise in the ordinary course of business;

(i) the Intercompany Payables;

(j) any Liabilities under the Excluded Contracts; or

(k) any Liabilities under the Excluded Contracts or any other Contracts, (i) which are not validly and effectively assigned to Buyer pursuant to this Agreement; (ii) which do not conform to the representations and warranties with respect thereto contained in this Agreement; or (iii) to the extent such Liabilities arise out of or relate to a breach by Seller of such Contracts prior to Closing.

Section 2.05 Purchase Price. The aggregate consideration for the purchase of the Purchased Assets shall be equal to: (a) Six Hundred Thousand and 00/100 Dollars ($600,000.00) (“Cash Purchase Price”), plus (b) the assumption of the Assumed Liabilities (collectively, (a)-(b), the “Purchase Price”).

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Section 2.06 Payment of the Purchase Price.

(a) On the Closing Date, the Seller will deliver to the Buyer a certificate (the “Closing Statement”), signed by an authorized officer of the Seller, which sets forth in reasonable detail:

(i) the Closing Date Indebtedness together with customary payoff letters in respect of each holder of Indebtedness of the Seller, in form and substance reasonably satisfactory to Buyer, with respect to the payment of the “Payoff Amount” specified (“Payoff Letters”); and

(ii) the Transaction Fees and Expenses, together with invoices and wire transfer instructions from each payee of any portion of the Estimated Transaction Fees and Expenses in form and substance reasonably satisfactory to Buyer.

(b) At the Closing, Buyer, and the Seller as applicable, shall make or cause to be made the following payments and deliverables:

(i) to the Persons or bank accounts specified in the Payoff Letters delivered pursuant to Section 2.06(a)(i) an amount equal to that portion of the Indebtedness owing to the applicable lender parties in accordance with the applicable Payoff Letter, paid by wire transfer of immediately available funds;

(ii) to the payees of the Estimated Transaction Fees and Expenses in accordance with the invoices and wire transfer instructions delivered by the Seller to Buyer pursuant to Section 2.06(a)(ii), paid by wire transfer of immediately available fund;

(iii) to the Seller Parties in accordance with the Payment Instructions in an amount equal to: (A) the Cash Purchase Price, minus (B) the amounts paid pursuant to Section 2.06(b)(i) relating to the promissory note owed to James Greene LLC and any amounts paid pursuant to Section 2.06(b)(ii).

(c) All payments hereunder are being made in accordance with the Payment Instructions. Notwithstanding anything to the contrary herein, Buyer shall not have any liability to any Person, including the Seller Parties, to the extent payments are made in accordance with the Payment Instructions.

Section 2.07 Intentionally Omitted.

Section 2.08 Allocation of Purchase Price. Seller Parties and Buyer agree that the Purchase Price shall be allocated among the Purchased Assets for all purposes (including Tax and financial accounting) as shown on Schedule 2.07 (the “Allocation Schedule”). The Allocation Schedule shall be binding upon the Buyer and the Seller, and neither the Buyer nor the Seller shall file (or permit the filing of) any Tax Return, or take a position (or permit a position to be taken) with a Governmental Authority, that is inconsistent with the Allocation Schedule unless otherwise required by a final “determination” within the meaning of Code Section 1313. The Buyer and the Seller Parties agree to revise the Allocation to reflect any adjustment made to the Purchase Price pursuant to this Agreement.

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Section 2.09 Third Party Consents; Non-Assignable Contracts. To the extent that Seller’s rights under any Contract or Permit constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

ARTICLE III
Closing

Section 3.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously on the date hereof, remotely by exchange of documents and signatures (or their electronic counterparts), effective at 12:01 A.M., E.S.T. time, or at such other time, date or place as Seller Parties and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

Section 3.02 Closing Deliverables.

(a) At the Closing, Seller Parties shall deliver to Buyer the following:

(i) The Closing Statement;

(ii) a bill of sale; assignment and assumption agreement in the form of Exhibit B hereto (the “Bill of Sale; Assignment and Assumption”) and duly executed by Seller, transferring the Purchased Assets to Buyer;

(iii) proof of termination of all existing leases for the Business Locations, together with a new lease agreement between the Buyer and the Landlord for lease of each of the Bennet Drive Location and the Industrial Drive Location, in the form of Exhibit C hereto (the “New Lease Agreements”), duly executed by the Owner;

(iv) proof that the transactions contemplated by the REPA have been consummated;

(v) proof, in form and substance reasonably satisfactory to the Buyer that all employees of the Seller have been terminated as of the Closing Date.

(vi) offer letters, in form and substance reasonably satisfactory to the Buyer, signed by the key employees of the Seller.

(vii) proof, in form and substance reasonably satisfactory to the Buyer that the Seller’s 401(k) plan has been terminated.

(viii) a certificate of the Secretary of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the manager and members of Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

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(ix) the Payoff Letters from the holders of the Seller’s Closing Date Indebtedness identified on the Closing Statement;

(x) title certificates for any vehicles transferred as Tangible Personal Property, duly endorsed by Seller on the back;

(xi) All approvals, consents and waivers that are listed on Section 4.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing;

(xii) All Encumbrances relating to the Purchased Assets shall have been released in full, and Seller Parties shall have delivered to Buyer written evidence, in form satisfactory to Buyer in its sole discretion, of the release of such Encumbrances;

(xiii) A good standing certificate of the Seller, dated within ten (10) days of the Closing Date;

(xiv) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, Buyer shall deliver to Seller Parties the following:

(i) The payments set forth in Section 2.06(b);

(ii) the Bill of Sale; Assignment and Assumption Agreement duly executed by Buyer;

(iii) the New Lease Agreements, duly executed by Buyer; and

(iv) proof that the transactions contemplated by the REPA have been consummated.

ARTICLE IV
Representations and warranties of seller PARTIES

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller, and with respect to Sections 4.01, 4.02, 4.03, 4.07, 4.14, 4.17 only (“Owner J&S Liability Sections”), Seller and Owner, jointly and severally, represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof. “Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of the Owner after reasonable inquiry.

Section 4.01 Organization and Qualification of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Tennessee and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary.

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Section 4.02 Authority of Seller Parties. Seller has full limited liability company power and authority to enter into this Agreement and the Ancillary Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any Ancillary Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement has been duly executed and delivered by each Seller Party, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against such Seller Party in accordance with its terms. Each Ancillary Document to which Seller or Owner is a party has been duly executed and delivered by Seller or Owner (assuming due authorization, execution and delivery by each other party thereto), and constitutes a legal and binding obligation of such Seller Party enforceable against it in accordance with its terms. Owner has full legal capacity to enter into this Agreement and the Ancillary Documents to which Owner is a party, to carry out his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

Section 4.03 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of organization, operating agreement, or other organizational documents of Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller Parties, the Business or the Purchased Assets; (c) except as set forth in Section 4.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any material Contract or material Permit to which Seller Party is a party or by which Seller Party or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.04 Financial Statements.

(a) Complete copies of the audited financial statements consisting of the balance sheet of the Business as at December 31st in each of the years 2023 and 2024 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended, and unaudited financial statements consisting of the balance sheet of the Business as of November 30, 2025 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the eleven-month period then ended (collectively, the “Financial Statements”) have been delivered to the Buyer. The Financial Statements have been prepared in accordance with GAAP (excluding any footnotes or yearend adjustments that would have been required by GAAP if the statements were audited) applied on a consistent basis throughout the period involved, are based on the Books and Records of the Business, and fairly present in all material respects the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. The balance sheet of the Business as of November 30, 2025 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”.

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(b) In addition to the Financial Statements, the Seller has provided to the Buyer the financial information, bank records, and other similar information set forth in Section 4.04 of the Disclosure Schedules (the “Interim Financial Information”). The Interim Financial Information is true, correct and complete in all material respects with respect to the information being disclosed thereon.

Section 4.05 Undisclosed Liabilities; Absence of Changes. Seller has no Liabilities with respect to the Business, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date to the extent GAAP would have required such Liabilities to be included in such Balance Sheet, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been any change, event, condition, or development that is, or could reasonably be expected to have a Material Adverse Effect. Since the Balance Sheet Date: (i) no assets of the Business have been sold other than in the ordinary course of business consistent with past practice, (ii) Seller has continued to collect accounts receivable in a manner consistent with past practice, without discounting such Accounts Receivable, (iii) Seller has continued to pay all accounts payable at regular intervals and other Liabilities in a manner consistent with past practice and has not delayed in the payment of any such Liabilities, and (iv) Seller has maintained the properties and assets included in the Purchased Assets in the same condition as they were, subject to reasonable wear and tear.

Section 4.06 Assigned Contracts. Each Assigned is valid and binding on the Seller and, to the Seller’s Knowledge, the other parties thereto, in accordance with its terms and is in full force and effect. Neither the Seller nor, to Seller’s Knowledge, any other party to such Assigned Contract is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract. To the Seller’s Knowledge, no event or circumstance has occurred that would constitute an event of default under any Assigned Contract, or result in a termination thereof. Complete and correct copies of each Assigned Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Buyer. To Seller’s Knowledge, there are no disputes pending or threatened under any Assigned Contract. To Seller’s Knowledge, except as set forth in Section 4.06 of the Disclosure Schedules, no party to any Assigned Contract has prepaid for any services or products to be delivered under such Assigned Contract.

Section 4.07 Title to Purchased Assets. Except as set forth in Section 4.07 of the Disclosure Schedule, Seller has good and valid title to, or a valid leasehold interest in, all of the Purchased Assets. All such Purchased Assets (including leasehold interests) are free and clear of all Encumbrances.

Section 4.08 Intellectual Property. There is no registered intellectual property owned by Seller and used in connection with the Business. Seller is the sole and exclusive legal and beneficial owner of all right, title and interest in and to the Intellectual Property Assets, and has the valid and enforceable right to use all other intellectual property used or held for use in or necessary for the conduct of the Business as currently conducted, in each case, free and clear of Encumbrances. The Intellectual Property Assets are all of the intellectual property materially necessary to operate the Business as presently conducted or proposed to be conducted. Immediately following the Closing, all Intellectual Property Assets will be owned or available for use by Buyer on substantially the same terms as they were owned or available for use by Seller immediately prior to the Closing. To Seller’s Knowledge, all of the Intellectual Property Assets are valid and enforceable. Seller has not received notice from any Person that the conduct of the Business as currently and formerly conducted, including the use of the Intellectual Property Assets in connection therewith, and the products, processes, and services of the Business have not infringed, misappropriated, or otherwise violated the intellectual property or other rights of any Person.

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Section 4.09 Real Property. The Business Locations are the only real property leased by Seller that is necessary for the conduct of the Business as currently conducted. With respect the Business Locations, Seller has not subleased, assigned or otherwise granted to any Person the right to use or occupy such Business Locations or any portion thereof, or pledged, mortgaged or otherwise granted an Encumbrance on its leasehold interest in the Business Locations. The Business Locations are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitutes all of the real property necessary to conduct the Business as currently conducted. The Track Lease provided to Buyer by Seller is (i) a correct and accurate copy, (ii) is in full force and effective, (iii) is freely assignable to Buyer, and (iv) no party to the Track Lease is in default thereunder.

Section 4.10 Legal Proceedings; Governmental Orders; Compliance with Laws. There are no Actions pending or, to Seller’s Knowledge, threatened against or by Seller (a) relating to or affecting the Business or the Purchased Assets; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business. Seller has complied, in all material respects, and is now complying, in all material respects, with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets. All material Permits required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect. Seller has provided a list of all current Permits issued to Seller which are related to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets, including the names of the Permits and their respective dates of issuance and expiration.

Section 4.11 Employment Matters. Seller is, and has been, in material compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees, consultants and independent contractors of the Business, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave and unemployment insurance. All individuals characterized and treated by Seller as consultants or independent contractors of the Business are properly treated as independent contractors under all applicable Laws and all employees of the Business classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified.

Section 4.12 Insurance. Seller has maintained insurance sufficient for compliance with all applicable Laws and contracts to which Seller is a party or by which it is bound. Except as described in Section 4.12 of the Disclosure Schedule, there is no claim by Seller pending under any insurance policy. To Seller’s Knowledge, there has been no claim as to which coverage has been denied or materially disputed by the underwriters of such policies, other than any limitation on coverage in accordance with the terms of the respective policy. Seller is in material compliance with the terms and conditions of all such policies and such policies are in full force and effect.

Section 4.13 Customers and Suppliers. Section 4.13 of the Disclosure Schedule contains a true, correct and complete list of the top ten (10) customers (the “Top Customers”) and top ten (10) suppliers (“Top Suppliers”) of the Business, by dollar volume during each of the two (2) preceding calendar years ending December 31, 2023 and December 31, 2024. To Seller’s Knowledge, none of the Top Customers or Top Suppliers have notified the Seller that it has cancelled, terminated or modified its relationship with the Seller or that it intends to cancel, terminate or modify its relationship with the Seller.

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Section 4.14 Taxes.

(a) All returns, declarations, reports, claims for refund, information returns or statements or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (“Tax Returns”) required to be filed by Seller or with respect to the Business for any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct, to Seller’s Knowledge, in all material respects and prepared in accordance with applicable law. All Taxes due and owing with respect to the Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, Owner or other party, and complied with all material information reporting and backup withholding provisions of applicable Law.

(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller or its members. All deficiencies asserted, or assessments made, against or with respect to Seller as a result of any examinations by any taxing authority have been fully paid. Seller is not a party to any Action by any taxing authority. There are no pending or, to Seller’s Knowledge, threatened Actions by any taxing authority. Neither Seller nor any member of Seller has received any written notice of a claim by a taxing authority in a jurisdiction where Seller has not filed a Tax Return that the Seller is or may be subject to taxation by that jurisdiction.

(d) There are no Encumbrances for Taxes upon any of the Purchased Assets nor is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable). Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. Seller is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations Section 1.6011-4(b).

(e) Neither Seller nor Owner expects any taxing authority to assess additional Taxes for any period for which Tax Returns have been filed. The Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither Seller or any member of Seller is a party to any Tax allocation or sharing agreement. The Seller has not (A) been a member of an affiliate group filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any Person under Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. To Seller’s Knowledge, the Seller will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement,” as described in Code Section 7121 (or any corresponding provision of state, local, or non-U.S. income Tax law); (iii) intercompany transaction or any excess loss account (or any corresponding or similar provision or administrative rule of federal, state, local, or non-U.S. income Tax law); (iv) installment sale or open transaction made on or prior to the Closing Date; (v) prepaid amount received on or prior to the Closing Date; or (vi) election under Code Section 108(i). The Seller has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361. The Seller is not and has not been a party to any “reportable transaction,” as defined in Code Section 6707A(c)(1) and Regulations Section 1.6011-4(b).

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(f) For purposes of this Agreement, “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, alternative or add-in minimum, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, disability, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any person.

Section 4.15 Accounts Receivable. The Accounts Receivable: (a) have arisen from bona fide transactions entered into by Seller involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of Seller not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) are collectible in full within ninety (90) days after billing.

Section 4.16 Related Party Transactions. Except as set forth on Section 4.16 of the Disclosure Schedules, there are no Contracts or other arrangements involving the Business in which Seller, its Affiliates, or any of its or their respective directors, officers, or employees or any immediate family members thereof is a party, has a financial interest, or otherwise owns or leases any Purchased Asset.

Section 4.17 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Seller, Owner, or any other member of Seller.

Section 4.18 No Other Representations or Warranties; Reliance on Representations and Warranties. Except for the representations and warranties contained in this Agreement (including the related portions of the Disclosure Schedules) or the other Transaction Documents, none of Seller Parties or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Seller or the Business furnished or made available to Buyer.

ARTICLE V
Representations and warranties of buyer

Buyer represents and warrants to Seller Parties that the statements contained in this ARTICLE V are true and correct as of the date hereof.

Section 5.01 Organization of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it.

Section 5.02 Authority of Buyer. Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller Parties) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Each Ancillary Document to which Buyer is a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), and constitutes a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

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Section 5.03 No Conflicts or Violations. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof by Buyer will (i) violate or result in a breach of any of the material terms and provisions of, constitute a default under, conflict with, or result in any acceleration of rights, benefits or obligations of any party under any Contract to which Buyer is a party or by which it is bound, (ii) violate any writ, order, judgment, injunction, ruling, legally binding agreement, stipulation or decree (including a consent decree) of any Governmental Authority applicable to Buyer, (iii) constitute a material violation by Buyer of any Applicable Law, (iv) result in the breach of any of the material terms or conditions of, or constitute a default under, or otherwise cause any impairment of, any permit, license or other governmental authorization held by Buyer, or (v) conflict with or violate any charter document, operating agreement or partnership agreement of Buyer.

Section 5.04 Litigation. No lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding is pending or threatened against Buyer, which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby

Section 5.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.

Section 5.06 Sufficient Funds; Solvency. Buyer is not entering into the Transaction Documents with the intent to hinder, delay or defraud either present or future creditors. Buyer will at Closing have the financial resources necessary to consummate the transaction contemplated by this Agreement, and perform all of its respective obligations hereunder, including but not limited to the ability to pay the Purchase Price and any indemnification required hereunder. Buyer is solvent and both prior to and after consummation of the transactions contemplated hereby will have sufficient funds to operate its business and pay its debts as they become due and will not have unreasonably small capital with which to conduct its business; and no bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or has been threatened in writing, against Buyer.

Section 5.07 Independent Investigation; Completion of Due Diligence. Buyer has conducted or will conduct its own independent due diligence investigation, review and analysis of the purchased Assets, the Business, results of operations, prospects, condition (financial or otherwise) or assets of the Seller, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purposes. Buyer acknowledges and agrees that (i) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller Parties set forth in Article IV of this Agreement and the related Schedules, and (ii) neither Seller, Owner nor any other Person has made any representation or warranty as to Seller Parties, the purchased Assets, the Business or this Agreement, except as expressly set forth in Article IV of this Agreement.

ARTICLE VI
Covenants

Section 6.01 Employees and Employee Benefits. Commencing on the Closing Date, Seller shall terminate all employees of the Business who are actively at work on the Closing Date, and, at Buyer’s sole discretion, Buyer may offer employment, on an “at will” basis, to any or all of such employees. Except for the Accrued Payroll, Seller shall be solely responsible, and Buyer shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of the Business, including, without limitation, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with Seller at any time on or prior to the Closing Date and Seller shall pay all such amounts to all entitled persons on or prior to the Closing Date. Seller shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of the Business or the spouses, dependents or beneficiaries thereof, which claims relate to events occurring on or prior to the Closing Date. Seller also shall remain solely responsible for all worker’s compensation claims of any current or former employees, officers, directors, independent contractors or consultants of the Business, which relate to events occurring on or prior to the Closing Date. Seller shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due.

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Section 6.02 Confidentiality. From and after the Closing, each of Seller and each Owner, shall, and shall cause each of its respective Affiliates (including any other member of Seller) to, hold, and shall use its reasonable best efforts to cause it’s or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that such Seller or Owner can show that such information (a) is generally available to and known by the public through no fault of such Seller or Owner, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by such Seller or Owner, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If such Seller or Owner or any of its respective Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller or Owner shall promptly notify Buyer in writing and shall disclose only that portion of such information which such Seller or Owner is advised by its counsel in writing is legally required to be disclosed, provided that such Seller or Owner shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.03 Non-Competition; Non-Solicitation.

(a) For a period of three (3) years commencing on the Closing Date (the “Restricted Period”), neither Seller nor Owner, and neither of them shall permit any of their respective controlled Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Business with any Person who was a customer or client of Seller as of the Closing or during the twenty-four (24) month period immediately preceding the Closing (a “Restricted Customer”) in a manner that competes with the Buyer or the Business; (ii) have an interest in any Person that engages directly or indirectly in the Business in the Territory with a Restricted Customer in a manner that competes with Buyer or the Business in any capacity, including as a partner, Owner, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any Restricted Customer to terminate or modify any such actual or prospective relationship. For clarity, nothing herein is intended to limit or restrain in any manner Owner and MSG continuing to conduct the business activities previously conducted by MSG; provided such activities do not violate the foregoing covenants.

(b) During the Restricted Period, neither Seller nor Owner shall, and none of them shall permit any of their respective Affiliates to, directly or indirectly, hire or solicit any person who is offered employment by Buyer pursuant to Section 6.01(a) or is or was employed in the Business during the Restricted Period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 6.03(b) shall prevent Seller, Owner, or any of their respective Affiliates from hiring (i) any employee whose employment has been terminated by Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

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(c) Each of Seller and Owner hereby acknowledges that a breach or threatened breach of this Section 6.03 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller or Owner of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(d) Each of Seller and each Owner acknowledges that the restrictions contained in this Section 6.03 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.03 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.03 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 6.04 Public Announcements. Unless otherwise required by applicable Law, no Seller Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall reasonably cooperate as to the timing and contents of any such announcement.

Section 6.05 Transfer Taxes. Except as otherwise set forth in the REPA, all transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (the “Transfer Taxes”) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary). Notwithstanding the foregoing, all sales tax due on the transfer of titled vehicles as part of the Purchased Assets under this Agreement, shall be paid by Buyer and shall, therefore, not be included in the term Transfer Taxes as used in this Agreement.

Section 6.06 Change of Name; Permitted Use. On the Closing Date, or within ten (10) days of the date thereof, neither Seller Parties, nor any of their Affiliates will use the name “Richland Industries” or any similar variant thereof, and the Seller Parties will take all necessary steps to permit Buyer to use this name, including filing a name change amendment with the requisite Governmental Authority or Office of the Secretary of State. Use of such names shall be exclusive to the rights of Buyer.

Section 6.07 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Ancillary Documents. Buyer shall preserve all books and records transferred to Seller pursuant to this Agreement for a period of at least six (6) years and make such books and records available to Seller upon reasonable request following Closing to the extent needed for preparation of tax returns, defending investigations, inquiries, arbitrations, litigation or other disputes or for any other reasonable business purpose.

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ARTICLE VII
Indemnification

Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, (A) the representations and warranties contained in Sections 4.01 (Organization and Qualification of Sellers), 4.02 (Authority of Seller Parties), Section 4.03 (No Conflicts or Violations), Section 4.04(b) (Financials Information), Section 4.07 (Title to Purchased Assets), Section 4.17 (Brokers), Section 5.01 (Organization of Buyer), Section 5.02 (Authority of Buyer), Section 5.03 (No Conflicts or Violations), and Section 5.05 (Brokers) (the “Fundamental Representations”) shall survive the Closing indefinitely; (B) the representations and warranties contained in Section 4.14 (Taxes) shall survive the Closing for the period of the statute of limitations applicable to the underlying claims asserted, and (C) all other representations and warranties shall survive the Closing for a period of eighteen (18) months. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein.

Section 7.02 Indemnification By Seller. Subject to the other terms and conditions of this ARTICLE VII, from and after Closing, Seller shall and Owner shall, except as set forth in this Section 7.02, jointly and severally, indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller Parties contained in this Agreement, the Ancillary Documents or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller Parties pursuant to this Agreement, the Ancillary Documents or any certificate or instrument delivered by or on behalf of Seller Parties pursuant to this Agreement;

(c) any Excluded Asset, Excluded Liability, or any other Liability of Seller Parties other than Assumed Liabilities;

(d) any Closing Date Indebtedness or Transaction Expense to the extent not identified and paid at Closing; or

(e) any (A) Taxes of the Seller for a Pre-Closing Tax Period; (B) Taxes imposed on the Seller as a result of being a member of any consolidated, combined or unitary group on or prior to the Closing Date,; (C) any Taxes of any Person imposed on the Seller as a transferee or successor, by contract or otherwise, which Taxes relate to a transaction or event occurring prior to the Closing; and (D) all Transfer Taxes.

Notwithstanding the foregoing, with respect to the indemnification provided in Sections 7.02(a) (c) (d) and (e) of this Agreement, the Seller shall have the exclusive indemnification obligation under such Section, and Owner shall not be jointly and severally liable thereunder, to the extent the inaccuracy in or breach of the representations or warranties of Seller Parties arise out of or relate to any section of this Agreement other than the Owner J&S Liability Sections.

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Section 7.03 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VII, from and after Closing, Buyer shall indemnify and defend each of Seller Parties and their respective Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or

(c) any Assumed Liabilities.

Section 7.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement (“Third Party Claim”), the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed). Indemnified Party will cooperate in all reasonable respects with any Indemnifying Party in the conduct of any proceeding as to which such Indemnifying Party assumes the defense, except to the extent Indemnified Party could reasonably be expected to be prejudiced thereby. Indemnifying Party or Parties shall promptly reimburse Indemnified Party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by Indemnified Party or its Affiliates in connection therewith, within thirty (30) days after the receipt of detailed invoices therefor.

Section 7.05 Indemnification Limitations. If the Closing occurs, the indemnification provided for in Section 7.02 and Section 7.03 shall be subject to the following limitations:

(a) Neither the Seller nor Owner shall have any obligation to indemnify a Buyer Indemnitee whatsoever from and against Losses under Section 7.02(a) unless and until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a) exceeds Twenty-five Thousand Dollars ($25,000) (the “Indemnification Threshold”), at which time the Buyer Indemnities shall be entitled to recover only those losses in excess of the Indemnification Threshold, but subject to the Indemnification Cap;

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(b) Buyer shall have any obligation to indemnify a Seller Indemnitee whatsoever from and against Losses under Section 7.03(a) unless and until the aggregate amount of all Losses in respect of indemnification under Section 7.03(a) exceeds the Indemnification Threshold, at which time the Seller Indemnities shall be entitled to recover only those losses in excess of the Indemnification Threshold, but subject to the Indemnification Cap;

(c) No Buyer Indemnitee shall be entitled to recover losses pursuant to Section 7.02(a) for an aggregate amount in excess of fifty percent (50%) of the Purchase Price (or, with respect to the Owner J&S Liability Sections, the net portion of the Purchase Price distributed by Seller to Owner, after taxes) (the “Indemnification Cap”), provided, however, that losses relating to breach of any of the Fundamental Representations shall be capped at the full Purchase Price. Notwithstanding the limitations on indemnification set forth in this Section 7.05(b), such limitations shall not apply to any claim against Seller Parties or Buyer for Fraud, willful misconduct or intentional misrepresentation relating to the representations and warranties made by the applicable Seller Party herein. For purposes of this Agreement “Fraud” means common law fraud, but excluding equitable fraud, constructive fraud, negligent misrepresentation or omission, or any form of fraud based on recklessness, negligence, or similar theories.

(d) Payments by an Indemnifying Party pursuant to Section 7.02 or Section 7.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of any such claim.

(e) Buyer shall take and shall cause its Affiliates to take all reasonable steps to mitigate any loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto. Seller and Owner shall take and cause their respective Affiliates to take all reasonable steps to mitigate any loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.

(f) For purposes of this Article VII (including for purposes of determining the existence of any inaccuracy in, or breach of, any representation or warranty and for calculating the amount of any Loss with respect thereto), any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 7.06 Payments; Setoff. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VII, the Indemnifying Party shall satisfy its obligations within fifteen (15) days of such adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such fifteen (15) day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to eight percent (8%). Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed. A Buyer Indemnitee shall be entitled to (but shall not be required to), in its sole discretion, in addition to all other remedies they may have, recover some or all of such amount by, upon written notice to the Indemnifying Party, setting off such amount against any amounts then due and payable by the Buyer or any of its Affiliates (including the Seller) to any Seller Party or any of their respective Affiliates under this Agreement or any Ancillary Document or any other agreement with such Seller Party or any of their respective Affiliates. In each case, the exercise of such right to cancel or set off set forth in this Section 7.05 shall not constitute a breach of any Indemnified Party’s obligations under this Agreement, any Ancillary Document or any other agreement with such Seller Party, and the exercise or failure to exercise such right to cancel or set off shall not constitute an election of remedies or limit any Buyer Indemnified Party in any manner in the enforcement of any other remedies that may be available to such Indemnified Party.

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Section 7.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.08 Exclusive Remedy Post-Closing. With the exception of Fraud, willful misconduct, or intentional misrepresentation, and injunctive relief for specific performance or an action required to be performed by a Party under this Agreement after the Closing, the exclusive remedy of any Party with respect to the matters subject to such Closing shall be indemnity under this Article VII, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at Law or in equity, or otherwise, shall be as provided in this Article VII. The Indemnified Parties may not avoid the limitations on liability herein by seeking damages for breach of contract, tort, or pursuant to any other theory of liability, all of which are hereby waived. Nothing in this Section 7.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s Fraud, willful misconduct, or intentional misrepresentation.

ARTICLE VIII
Miscellaneous

Section 8.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have.

Section 8.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

If to Seller or Owner:	Joseph Whelan Jr. 736 Fesslers Ln. Nashville, TN 37210 E-mail: jwhelan@milsysgroup.com

with a copy to:	Bradley Arant Boult Cummings LLP Suite 2400 1221 Broadway Nashville, TN 37203 E-mail: drutter@bradley.com Attention: David Rutter

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If to Buyer:	c/o Advanced Industrial Services, Inc. 3250 N. Susquehanna Trail York, PA 17406 E-mail: sgovil@cemtrex.com Attention: Saagar Govil, CEO

with a copy to:	Woods Oviatt Gilman LLP 1900 Bausch & Lomb Place Rochester, New York 14604 E-mail: ssuozzi@woodsoviatt.com Attention: Steven A. Suozzi, Esq.

Section 8.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.03(d), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.05 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.07 No Third-Party Beneficiaries. Except as provided in ARTICLE VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 8.09 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09(b).

Section 8.10 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.12 Attorneys’ Fees. In the event of any dispute or litigation to enforce or defend enforcement of this Agreement, the substantially prevailing party shall be entitled to collect from the other party its costs and expenses including, without limitation, attorneys’ fees and court costs.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SELLER:

RICHLAND INDUSTRIES LLC

By:
Name:	Joseph Whelan, Jr.
Title:	Member

OWNER:

Joseph Whelan, Jr.

BUYER:

AIS TENNESSEE, INC.

By
Name:
Title:

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of January ___, 2026, is entered into by and among RICHLAND INDUSTRIES LLC, a Tennessee limited liability company (“Seller”), and JOSEPH WHELAN JR, an individual residing in state of Tennessee (“the “Owner” and collectively with the Seller, the “Seller Parties”) and AIS Tennessee, Inc., a Nevada corporation (“Buyer”).

Recitals

WHEREAS, Seller is engaged in the business of contract manufacturing, industrial services and commercial construction (the “Business”) located at 1905 Mine Road, Pulaski, TN 38478 (the “Principal Business Location”);

WHEREAS, Seller wishes to sell and assign to Buyer, and Owner desires to cause Seller to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, substantially all the assets, and certain specified liabilities, of the Business, subject to the terms and conditions set forth herein; and

WHEREAS, concurrently with the date of this Agreement, Buyer and RI Real Estate, LLC, an Affiliate of the Owner (the “Landlord”), have entered into that certain real estate purchase agreement for the sale of the Principal Business Location (the “REPA”);

WHEREAS, as a material inducement to Buyer executing this Agreement and agreeing to consummate the transactions contemplated hereby, it is contemplated that Buyer will acquire from the Landlord pursuant to the REPA the Principal Business Location as a condition to Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE IX
Definitions

The following terms have the meanings specified or referred to in this ARTICLE I:

“Accrued Payroll” means all Liabilities owed by the Seller to its employees as of the Closing for accrued payroll, salary, wages, and/or commissions, including PTO accruals accrued as a liability on the Balance Sheet at Closing that have been accrued in the ordinary course of business and consistent with past practice, but excluding any bonuses.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Assumed Miller Note” means that certain Secured Promissory Note dated September 27, 2023 by Seller in favor of Miller Welding Automation, as amended.

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“Assumed Tristar LOC” means that certain Commercial Line of Credit Agreement and Note dated 12/21/2018 LOC #8001973 between TriStar Bank and the Seller.

“Assumed OPEX Lease” means that Regions Bank Trumpf Fiber Laser Lease, Contract No. 010-0018661-001 with Regions Equipment Finance Corp.

“Benefit Plans” means each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Seller for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Business or any spouse or dependent of such individual, or under which Seller has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise.

“Bennett Drive Location” means the property leased by the Seller from the Landlord located at 450 Bennett Drive, Pulaski, Tennessee, pursuant to that certain lease agreement dated December 31, 2018.

“Business Locations” means the Principal Business Location, the Bennett Drive Location, and the Industrial Drive Location.

“Closing Date Indebtedness” means the amount equal to the aggregate Indebtedness, calculated as of 11:59 p.m. Eastern Time on the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” means all contracts, purchase orders, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Dollars” or “$” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, except for Permitted Encumbrances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

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“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Indebtedness” means, without duplication and with respect to the Seller, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services (excluding accounts payable), (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) capital lease obligations (other than the Assumed OPEX Lease); (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (g) guarantees made by the Seller on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f), in each case solely to the extent such Indebtedness would be considered long term debt pursuant to GAAP; and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g). Indebtedness shall specifically exclude the Assumed Miller Note, the Assumed Tristar LOC and the Assumed OPEX Lease.

“Industrial Drive Location” means the property leased by the Seller from the Landlord located at 275 Industrial Drive, Pulaski, Tennessee, pursuant to that certain lease agreement dated June 6, 2019.

“Intercompany Payables” means: (a) the $1,500,000 intercompany loan owed by the Seller to Military Systems Group, Inc., together with all principal and interest and any other Liabilities owed thereon, and (b) the promissory note payable by the Seller to Richland LLC in the original principal amount of $488,134.00. For avoidance of doubt, Intercompany Payables does not include any other payables owed from Seller to MSG arising from the sale or purchase of goods or services under existing purchase orders and reflected as part of Seller’s accounts receivable.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means any debt, liabilities, obligations or commitments of any kind, character or nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, due or to become due, vested or unvested, executory, determined, determinable or otherwise, including any liability for Taxes.

“Losses” means losses, assessments, damages, liabilities, deficiencies, Actions, judgments, interest, awards or settlements, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

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“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, condition (financial or otherwise) or assets of the Business, (ii) the value of the Purchased Assets, or (iii) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, Material Adverse Effect does not include any event, occurrence, fact, condition or change resulting from or relating to (a) changes in GAAP or changes in accounting requirements applicable to any industry in which the Seller operates the Business, (b) changes in the financial, securities, currency, capital or credit markets or in general economic, political or regulatory conditions in any jurisdiction in which the Seller operates (including any state, federal or local government shutdown), (c) changes (or proposed changes) in applicable Law or conditions generally affecting any industry in which the Seller operates the Business, (d) acts of war, sabotage or terrorism, cyberattacks or disasters (including hurricanes, tornadoes, floods, fires, earthquakes and weather-related events or other “acts of God”), pandemics, epidemics or other outbreaks of disease or public health events or any escalation or worsening thereof or any responses thereto, (e) the negotiation, execution or performance of this Agreement, the announcement, pendency or consummation of the transactions contemplated hereby, the identity of Buyer or any other facts or circumstances relating to Buyer or the announcement or other disclosure of Buyer’s plans or intentions with respect to the conduct of the Business after the Closing, including the effect of any of the foregoing on the relationships, contractual or otherwise, of the Business with clients, customers, partners, principals, employees, suppliers, vendors, service providers or Governmental Authorities or third parties, (f) any failure to meet any projections, forecasts or predictions in respect of financial performance, (g) any action taken (or omitted to be taken) at the request of or with the written consent of Buyer, (h) any action taken (or omitted to be taken) by Seller or any of its Affiliates that is required to be taken or omitted or are expressly contemplated pursuant to this Agreement or (i) any matter or other item clearly disclosed on the Schedules or other materials delivered to Buyer as of the date hereof; provided, however, that any event, occurrence, fact, condition or change referred to in clauses (a), (b), (c), and (d) above shall be taken into account in determining whether that has been a Material Adver Effect or whether a Material Adverse Effect could reasonably be excepted to occur, to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compare to other participants in the industry or industries in which the Business operates.

“MSG” means Military Systems Group, Inc., a Tennessee corporation and an affiliate of Seller, and its successors and assigns.

“Payment Instructions” means the written instructions delivered by the Seller on or prior to the Closing directing the manner of payment for all payments to be made to Seller under this Agreement.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” means (i) Encumbrances for Taxes that are not yet due or are being contested in good faith and for which adequate accruals or reserves have been established in the Financial Statements if required pursuant to GAAP, (ii) statutory Encumbrances of landlords and Encumbrances of carriers, warehousemen, mechanics, materialmen and other Encumbrances imposed by Law, in each case, for amounts not yet due or that are being contested in good faith and for which adequate accruals or reserves have been established in the Financial Statements if required pursuant to GAAP, which are not, individually, or in the aggregate, material to the Business or the Purchased Assets, (iii) zoning, entitlement, building and land use regulations, customary covenants, easements, rights-of-way, restrictions and other similar charges or encumbrances which do not, in each of the foregoing cases, individually or in the aggregate, materially and adversely interfere with, and are not violated by, the current use or occupancy of or diminish the value of the affected property materially and adversely, in each case in the ordinary conduct of the Business thereon, (iv) Encumbrances that will be released by Seller prior to or as of the Closing Date, (v) purchase money Encumbrances securing rental payments under the Assumed OPEX Lease, (vi) Encumbrances securing the Assumed Miller Note or the Assumed TriStar LOC, and (vii) Encumbrances, if any, disclosed on Schedule 1.1.

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“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Territory” means the United States of America, or any state or commonwealth contained therein.

“Track Lease” means the Track Lease Agreement between Richland, as landlord, and Tennessee Southern Railroad Company, LLC, as tenant, dated July 28, 2020, as the same is amended, modified or supplemented.

“Transaction Fees and Expenses” means, without duplication, all fees, costs and expenses incurred by or on behalf of the Seller on or prior to the Closing (whether or not invoiced) in connection with the preparation, negotiation, execution and consummation of the transactions contemplated by this Agreement in each case solely to the extent required to be paid or reimbursed by the Seller, including: (a) unpaid fees and expenses of attorneys, accountants, investment bankers, brokers, and other advisors of the Seller Parties and the Seller relating to transactions contemplated by this Agreement; and (b) all unpaid Transfer Taxes, filing fees and other expenses for which the Seller or any Seller Party are responsible under this Agreement.

ARTICLE X
Purchase and Sale

Section 10.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall, and Owner shall cause Seller to, sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Encumbrances, all of Seller’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (collectively, the “Purchased Assets”), including, without limitation, the following:

(a) cash and cash equivalents;

(b) all inventory, finished goods, raw materials, work in progress inventory (“WIP”), packaging, supplies, parts and other inventories (“Inventory”);

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(c) all Contracts set forth on Schedule 2.01(c)(i) (to the extent assignable, the “Assigned Contracts”);

(d) all accounts or notes receivable held by Seller as of the Closing Date, and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”);

(e) any and all rights in, arising out of, or associated with any of the following: (a) issued patents and patent applications (whether provisional or non-provisional); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing; (d) internet domain names and social media account or user names (including “handles”), all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto; (e) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein; (f) all rights to the name “Richland Industries”, “Richland”, or any derivatives thereof owned by any Seller Parties, (g) telephone and facsimile numbers, and (h) all other intellectual or industrial property and proprietary rights used or related to the Business, including, without limitation, those set forth in Schedule 1.01(e) (“Intellectual Property Assets”);

(f) all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property, including, without limitation, those set forth on Schedule 2.01(f) (the “Tangible Personal Property”);

(g) all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the Business or the Purchased Assets, whether arising by way of counterclaim or otherwise;

(h) all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities (except any benefit from the insurance claim listed on Section 4.12 of the Disclosure Schedules);

(i) all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets;

(j) originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, customer lists, customer purchasing histories, price lists supplier lists, records and data, sales material and records, marketing and promotional surveys, and files relating to the Intellectual Property Assets (“Books and Records”); provided however that Seller may retain a copy of all books and records whether in written or digital form; and

(k) all goodwill and the going concern value of the Business.

Section 10.02 Excluded Assets+. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

(a) Contracts that are not Assigned Contracts (the “Excluded Contracts”);

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(b) the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller;

(c) all Benefit Plans and assets attributable thereto, except to the extent specifically included as an Assumed Liability;

(d) all insurance benefits, including rights and proceeds, arising from or relating to the insurance claim listed on Section 4.12 of the Disclosure Schedules);

(e) all equity interests in Richland-Parkway, LLC;

(f) all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the Excluded Assets, whether arising by way of counterclaim or otherwise;

(g) the rights which accrue or will accrue to Seller Parties under this Agreement and the Ancillary Documents;

(h) licenses and Permits that are not assignable or transferable, whether with or without third party consent or consent or notice to a Governmental Authority, to Buyer;

(i) any claims for refunds of Federal income Taxes relating to, arising under or as a result of operation of the Business prior to the Closing Date;

(j) Seller’s attorney client privilege arising out of the transactions contemplated by this Agreement;

(k) any items of personal property brought to the facility by Seller employees, none of which are used in the Business; and

(l) all assets listed on Schedule 2.02.

Section 10.03 Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform, and discharge only: (a) the Liabilities under the Assumed Miller Note, (b) the Liabilities under the Assumed Tristar LOC, (c) the Liabilities under the Assumed OPEX Lease, (d) all trade accounts payable of Seller to third parties in connection with the Business and identified on Schedule 2.03, (e) all Accrued Payroll, (f) all current Liabilities of Seller identified on Schedule 2.03 that were incurred in the ordinary course of business consistent with past practice prior to Closing, but excluding, for the avoidance of doubt, the Intercompany Payable; (g) the Liabilities in respect of the Assigned Contracts, but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by Seller on or prior to the Closing (collectively, the “Assumed Liabilities”), and no other Liabilities.

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Section 10.04 Excluded Liabilities. Notwithstanding the provisions of Section 2.03 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller, Owner, or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Seller shall, and shall cause each of its Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

(a) any Transaction Fees and Expenses of Seller or Owner;

(b) Except as identified on Schedule 2.03, any Liability for (i) Taxes of Seller (or any stockholder or Affiliate of Seller) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period; (ii) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of Seller; or (iii) other Taxes of Seller (or Owner or any member or Affiliate of Seller) of any kind or description (including any Liability for Taxes of Seller (or Owner or any member or Affiliate of Seller) that becomes a Liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law);

(c) any Liabilities relating to or arising out of the Excluded Assets;

(d) any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date;

(e) Except for the Accured Payroll, any Liabilities of Seller arising under or in connection with any Benefit Plan providing benefits to any present or former employee of Seller;

(f) any Liabilities of Seller for any present or former employees, officers, directors, retirees, independent contractors or consultants of Seller, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments, other than the Accrued Payroll;

(g) any Liabilities under environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing or otherwise to the extent arising out of any actions or omissions of Seller;

(h) Except as identified on Schedule 2.03, any trade accounts payable of Seller (i) which constitute intercompany payables owing to Affiliates of Seller; or (ii) which did not arise in the ordinary course of business;

(i) the Intercompany Payables;

(j) any Liabilities under the Excluded Contracts; or

(k) any Liabilities under the Excluded Contracts or any other Contracts, (i) which are not validly and effectively assigned to Buyer pursuant to this Agreement; (ii) which do not conform to the representations and warranties with respect thereto contained in this Agreement; or (iii) to the extent such Liabilities arise out of or relate to a breach by Seller of such Contracts prior to Closing.

Section 10.05 Purchase Price. The aggregate consideration for the purchase of the Purchased Assets shall be equal to: (a) Six Hundred Thousand and 00/100 Dollars ($600,000.00) (“Cash Purchase Price”), plus (b) the assumption of the Assumed Liabilities (collectively, (a)-(b), the “Purchase Price”).

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Section 10.06 Payment of the Purchase Price.

(a) On the Closing Date, the Seller will deliver to the Buyer a certificate (the “Closing Statement”), signed by an authorized officer of the Seller, which sets forth in reasonable detail:

(i) the Closing Date Indebtedness together with customary payoff letters in respect of each holder of Indebtedness of the Seller, in form and substance reasonably satisfactory to Buyer, with respect to the payment of the “Payoff Amount” specified (“Payoff Letters”); and

(ii) the Transaction Fees and Expenses, together with invoices and wire transfer instructions from each payee of any portion of the Estimated Transaction Fees and Expenses in form and substance reasonably satisfactory to Buyer.

(d) At the Closing, Buyer, and the Seller as applicable, shall make or cause to be made the following payments and deliverables:

(i) to the Persons or bank accounts specified in the Payoff Letters delivered pursuant to Section 2.06(a)(i) an amount equal to that portion of the Indebtedness owing to the applicable lender parties in accordance with the applicable Payoff Letter, paid by wire transfer of immediately available funds;

(ii) to the payees of the Estimated Transaction Fees and Expenses in accordance with the invoices and wire transfer instructions delivered by the Seller to Buyer pursuant to Section 2.06(a)(ii), paid by wire transfer of immediately available fund;

(iii) to the Seller Parties in accordance with the Payment Instructions in an amount equal to: (A) the Cash Purchase Price, minus (B) the amounts paid pursuant to Section 2.06(b)(i) relating to the promissory note owed to James Greene LLC and any amounts paid pursuant to Section 2.06(b)(ii).

(e) All payments hereunder are being made in accordance with the Payment Instructions. Notwithstanding anything to the contrary herein, Buyer shall not have any liability to any Person, including the Seller Parties, to the extent payments are made in accordance with the Payment Instructions.

Section 10.07 Intentionally Omitted.

Section 10.08 Allocation of Purchase Price. Seller Parties and Buyer agree that the Purchase Price shall be allocated among the Purchased Assets for all purposes (including Tax and financial accounting) as shown on Schedule 2.07 (the “Allocation Schedule”). The Allocation Schedule shall be binding upon the Buyer and the Seller, and neither the Buyer nor the Seller shall file (or permit the filing of) any Tax Return, or take a position (or permit a position to be taken) with a Governmental Authority, that is inconsistent with the Allocation Schedule unless otherwise required by a final “determination” within the meaning of Code Section 1313. The Buyer and the Seller Parties agree to revise the Allocation to reflect any adjustment made to the Purchase Price pursuant to this Agreement.

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Section 10.09 Third Party Consents; Non-Assignable Contracts. To the extent that Seller’s rights under any Contract or Permit constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

ARTICLE XI
Closing

Section 11.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously on the date hereof, remotely by exchange of documents and signatures (or their electronic counterparts), effective at 12:01 A.M., E.S.T. time, or at such other time, date or place as Seller Parties and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

Section 11.02 Closing Deliverables.

(a) At the Closing, Seller Parties shall deliver to Buyer the following:

(i) The Closing Statement;

(ii) a bill of sale; assignment and assumption agreement in the form of Exhibit B hereto (the “Bill of Sale; Assignment and Assumption”) and duly executed by Seller, transferring the Purchased Assets to Buyer;

(iii) proof of termination of all existing leases for the Business Locations, together with a new lease agreement between the Buyer and the Landlord for lease of each of the Bennet Drive Location and the Industrial Drive Location, in the form of Exhibit C hereto (the “New Lease Agreements”), duly executed by the Owner;

(iv) proof that the transactions contemplated by the REPA have been consummated;

(v) proof, in form and substance reasonably satisfactory to the Buyer that all employees of the Seller have been terminated as of the Closing Date.

(vi) offer letters, in form and substance reasonably satisfactory to the Buyer, signed by the key employees of the Seller.

(vii) proof, in form and substance reasonably satisfactory to the Buyer that the Seller’s 401(k) plan has been terminated.

(viii) a certificate of the Secretary of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the manager and members of Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

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(ix) the Payoff Letters from the holders of the Seller’s Closing Date Indebtedness identified on the Closing Statement;

(x) title certificates for any vehicles transferred as Tangible Personal Property, duly endorsed by Seller on the back;

(xi) All approvals, consents and waivers that are listed on Section 4.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing;

(xii) All Encumbrances relating to the Purchased Assets shall have been released in full, and Seller Parties shall have delivered to Buyer written evidence, in form satisfactory to Buyer in its sole discretion, of the release of such Encumbrances;

(xiii) A good standing certificate of the Seller, dated within ten (10) days of the Closing Date;

(xiv) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, Buyer shall deliver to Seller Parties the following:

(i) The payments set forth in Section 2.06(b);

(ii) the Bill of Sale; Assignment and Assumption Agreement duly executed by Buyer;

(iii) the New Lease Agreements, duly executed by Buyer; and

(iv) proof that the transactions contemplated by the REPA have been consummated.

ARTICLE XII
Representations and warranties of seller PARTIES

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller, and with respect to Sections 4.01, 4.02, 4.03, 4.07, 4.14, 4.17 only (“Owner J&S Liability Sections”), Seller and Owner, jointly and severally, represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof. “Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of the Owner after reasonable inquiry.

Section 12.01 Organization and Qualification of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Tennessee and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary.

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Section 12.02 Authority of Seller Parties. Seller has full limited liability company power and authority to enter into this Agreement and the Ancillary Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any Ancillary Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement has been duly executed and delivered by each Seller Party, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against such Seller Party in accordance with its terms. Each Ancillary Document to which Seller or Owner is a party has been duly executed and delivered by Seller or Owner (assuming due authorization, execution and delivery by each other party thereto), and constitutes a legal and binding obligation of such Seller Party enforceable against it in accordance with its terms. Owner has full legal capacity to enter into this Agreement and the Ancillary Documents to which Owner is a party, to carry out his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

Section 12.03 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of organization, operating agreement, or other organizational documents of Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller Parties, the Business or the Purchased Assets; (c) except as set forth in Section 4.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any material Contract or material Permit to which Seller Party is a party or by which Seller Party or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

Section 12.04 Financial Statements.

(a) Complete copies of the audited financial statements consisting of the balance sheet of the Business as at December 31st in each of the years 2023 and 2024 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended, and unaudited financial statements consisting of the balance sheet of the Business as of November 30, 2025 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the eleven-month period then ended (collectively, the “Financial Statements”) have been delivered to the Buyer. The Financial Statements have been prepared in accordance with GAAP (excluding any footnotes or yearend adjustments that would have been required by GAAP if the statements were audited) applied on a consistent basis throughout the period involved, are based on the Books and Records of the Business, and fairly present in all material respects the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. The balance sheet of the Business as of November 30, 2025 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”.

(b) In addition to the Financial Statements, the Seller has provided to the Buyer the financial information, bank records, and other similar information set forth in Section 4.04 of the Disclosure Schedules (the “Interim Financial Information”). The Interim Financial Information is true, correct and complete in all material respects with respect to the information being disclosed thereon.

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Section 12.05 Undisclosed Liabilities; Absence of Changes. Seller has no Liabilities with respect to the Business, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date to the extent GAAP would have required such Liabilities to be included in such Balance Sheet, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been any change, event, condition, or development that is, or could reasonably be expected to have a Material Adverse Effect. Since the Balance Sheet Date: (i) no assets of the Business have been sold other than in the ordinary course of business consistent with past practice, (ii) Seller has continued to collect accounts receivable in a manner consistent with past practice, without discounting such Accounts Receivable, (iii) Seller has continued to pay all accounts payable at regular intervals and other Liabilities in a manner consistent with past practice and has not delayed in the payment of any such Liabilities, and (iv) Seller has maintained the properties and assets included in the Purchased Assets in the same condition as they were, subject to reasonable wear and tear.

Section 12.06 Assigned Contracts. Each Assigned is valid and binding on the Seller and, to the Seller’s Knowledge, the other parties thereto, in accordance with its terms and is in full force and effect. Neither the Seller nor, to Seller’s Knowledge, any other party to such Assigned Contract is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract. To the Seller’s Knowledge, no event or circumstance has occurred that would constitute an event of default under any Assigned Contract, or result in a termination thereof. Complete and correct copies of each Assigned Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Buyer. To Seller’s Knowledge, there are no disputes pending or threatened under any Assigned Contract. To Seller’s Knowledge, except as set forth in Section 4.06 of the Disclosure Schedules, no party to any Assigned Contract has prepaid for any services or products to be delivered under such Assigned Contract.

Section 12.07 Title to Purchased Assets. Except as set forth in Section 4.07 of the Disclosure Schedule, Seller has good and valid title to, or a valid leasehold interest in, all of the Purchased Assets. All such Purchased Assets (including leasehold interests) are free and clear of all Encumbrances.

Section 12.08 Intellectual Property. There is no registered intellectual property owned by Seller and used in connection with the Business. Seller is the sole and exclusive legal and beneficial owner of all right, title and interest in and to the Intellectual Property Assets, and has the valid and enforceable right to use all other intellectual property used or held for use in or necessary for the conduct of the Business as currently conducted, in each case, free and clear of Encumbrances. The Intellectual Property Assets are all of the intellectual property materially necessary to operate the Business as presently conducted or proposed to be conducted. Immediately following the Closing, all Intellectual Property Assets will be owned or available for use by Buyer on substantially the same terms as they were owned or available for use by Seller immediately prior to the Closing. To Seller’s Knowledge, all of the Intellectual Property Assets are valid and enforceable. Seller has not received notice from any Person that the conduct of the Business as currently and formerly conducted, including the use of the Intellectual Property Assets in connection therewith, and the products, processes, and services of the Business have not infringed, misappropriated, or otherwise violated the intellectual property or other rights of any Person.

Section 12.09 Real Property. The Business Locations are the only real property leased by Seller that is necessary for the conduct of the Business as currently conducted. With respect the Business Locations, Seller has not subleased, assigned or otherwise granted to any Person the right to use or occupy such Business Locations or any portion thereof, or pledged, mortgaged or otherwise granted an Encumbrance on its leasehold interest in the Business Locations. The Business Locations are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitutes all of the real property necessary to conduct the Business as currently conducted. The Track Lease provided to Buyer by Seller is (i) a correct and accurate copy, (ii) is in full force and effective, (iii) is freely assignable to Buyer, and (iv) no party to the Track Lease is in default thereunder.

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Section 12.10 Legal Proceedings; Governmental Orders; Compliance with Laws. There are no Actions pending or, to Seller’s Knowledge, threatened against or by Seller (a) relating to or affecting the Business or the Purchased Assets; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business. Seller has complied, in all material respects, and is now complying, in all material respects, with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets. All material Permits required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect. Seller has provided a list of all current Permits issued to Seller which are related to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets, including the names of the Permits and their respective dates of issuance and expiration.

Section 12.11 Employment Matters. Seller is, and has been, in material compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees, consultants and independent contractors of the Business, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave and unemployment insurance. All individuals characterized and treated by Seller as consultants or independent contractors of the Business are properly treated as independent contractors under all applicable Laws and all employees of the Business classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified.

Section 12.12 Insurance. Seller has maintained insurance sufficient for compliance with all applicable Laws and contracts to which Seller is a party or by which it is bound. Except as described in Section 4.12 of the Disclosure Schedule, there is no claim by Seller pending under any insurance policy. To Seller’s Knowledge, there has been no claim as to which coverage has been denied or materially disputed by the underwriters of such policies, other than any limitation on coverage in accordance with the terms of the respective policy. Seller is in material compliance with the terms and conditions of all such policies and such policies are in full force and effect.

Section 12.13 Customers and Suppliers. Section 4.13 of the Disclosure Schedule contains a true, correct and complete list of the top ten (10) customers (the “Top Customers”) and top ten (10) suppliers (“Top Suppliers”) of the Business, by dollar volume during each of the two (2) preceding calendar years ending December 31, 2023 and December 31, 2024. To Seller’s Knowledge, none of the Top Customers or Top Suppliers have notified the Seller that it has cancelled, terminated or modified its relationship with the Seller or that it intends to cancel, terminate or modify its relationship with the Seller.

Section 12.14 Taxes.

(a) All returns, declarations, reports, claims for refund, information returns or statements or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (“Tax Returns”) required to be filed by Seller or with respect to the Business for any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct, to Seller’s Knowledge, in all material respects and prepared in accordance with applicable law. All Taxes due and owing with respect to the Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

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(b) Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, Owner or other party, and complied with all material information reporting and backup withholding provisions of applicable Law.

(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller or its members. All deficiencies asserted, or assessments made, against or with respect to Seller as a result of any examinations by any taxing authority have been fully paid. Seller is not a party to any Action by any taxing authority. There are no pending or, to Seller’s Knowledge, threatened Actions by any taxing authority. Neither Seller nor any member of Seller has received any written notice of a claim by a taxing authority in a jurisdiction where Seller has not filed a Tax Return that the Seller is or may be subject to taxation by that jurisdiction.

(d) There are no Encumbrances for Taxes upon any of the Purchased Assets nor is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable). Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. Seller is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations Section 1.6011-4(b).

(e) Neither Seller nor Owner expects any taxing authority to assess additional Taxes for any period for which Tax Returns have been filed. The Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither Seller or any member of Seller is a party to any Tax allocation or sharing agreement. The Seller has not (A) been a member of an affiliate group filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any Person under Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. To Seller’s Knowledge, the Seller will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement,” as described in Code Section 7121 (or any corresponding provision of state, local, or non-U.S. income Tax law); (iii) intercompany transaction or any excess loss account (or any corresponding or similar provision or administrative rule of federal, state, local, or non-U.S. income Tax law); (iv) installment sale or open transaction made on or prior to the Closing Date; (v) prepaid amount received on or prior to the Closing Date; or (vi) election under Code Section 108(i). The Seller has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361. The Seller is not and has not been a party to any “reportable transaction,” as defined in Code Section 6707A(c)(1) and Regulations Section 1.6011-4(b).

(f) For purposes of this Agreement, “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, alternative or add-in minimum, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, disability, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any person.

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Section 12.15 Accounts Receivable. The Accounts Receivable: (a) have arisen from bona fide transactions entered into by Seller involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of Seller not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) are collectible in full within ninety (90) days after billing.

Section 12.16 Related Party Transactions. Except as set forth on Section 4.16 of the Disclosure Schedules, there are no Contracts or other arrangements involving the Business in which Seller, its Affiliates, or any of its or their respective directors, officers, or employees or any immediate family members thereof is a party, has a financial interest, or otherwise owns or leases any Purchased Asset.

Section 12.17 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Seller, Owner, or any other member of Seller.

Section 12.18 No Other Representations or Warranties; Reliance on Representations and Warranties. Except for the representations and warranties contained in this Agreement (including the related portions of the Disclosure Schedules) or the other Transaction Documents, none of Seller Parties or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Seller or the Business furnished or made available to Buyer.

ARTICLE XIII
Representations and warranties of buyer

Buyer represents and warrants to Seller Parties that the statements contained in this ARTICLE V are true and correct as of the date hereof.

Section 13.01 Organization of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it.

Section 13.02 Authority of Buyer. Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller Parties) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Each Ancillary Document to which Buyer is a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), and constitutes a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

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Section 13.03 No Conflicts or Violations. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof by Buyer will (i) violate or result in a breach of any of the material terms and provisions of, constitute a default under, conflict with, or result in any acceleration of rights, benefits or obligations of any party under any Contract to which Buyer is a party or by which it is bound, (ii) violate any writ, order, judgment, injunction, ruling, legally binding agreement, stipulation or decree (including a consent decree) of any Governmental Authority applicable to Buyer, (iii) constitute a material violation by Buyer of any Applicable Law, (iv) result in the breach of any of the material terms or conditions of, or constitute a default under, or otherwise cause any impairment of, any permit, license or other governmental authorization held by Buyer, or (v) conflict with or violate any charter document, operating agreement or partnership agreement of Buyer.

Section 13.04 Litigation. No lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding is pending or threatened against Buyer, which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby

Section 13.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.

Section 13.06 Sufficient Funds; Solvency. Buyer is not entering into the Transaction Documents with the intent to hinder, delay or defraud either present or future creditors. Buyer will at Closing have the financial resources necessary to consummate the transaction contemplated by this Agreement, and perform all of its respective obligations hereunder, including but not limited to the ability to pay the Purchase Price and any indemnification required hereunder. Buyer is solvent and both prior to and after consummation of the transactions contemplated hereby will have sufficient funds to operate its business and pay its debts as they become due and will not have unreasonably small capital with which to conduct its business; and no bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or has been threatened in writing, against Buyer.

Section 13.07 Independent Investigation; Completion of Due Diligence. Buyer has conducted or will conduct its own independent due diligence investigation, review and analysis of the purchased Assets, the Business, results of operations, prospects, condition (financial or otherwise) or assets of the Seller, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purposes. Buyer acknowledges and agrees that (i) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller Parties set forth in Article IV of this Agreement and the related Schedules, and (ii) neither Seller, Owner nor any other Person has made any representation or warranty as to Seller Parties, the purchased Assets, the Business or this Agreement, except as expressly set forth in Article IV of this Agreement.

ARTICLE XIV
Covenants

Section 14.01 Employees and Employee Benefits. Commencing on the Closing Date, Seller shall terminate all employees of the Business who are actively at work on the Closing Date, and, at Buyer’s sole discretion, Buyer may offer employment, on an “at will” basis, to any or all of such employees. Except for the Accrued Payroll, Seller shall be solely responsible, and Buyer shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of the Business, including, without limitation, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with Seller at any time on or prior to the Closing Date and Seller shall pay all such amounts to all entitled persons on or prior to the Closing Date. Seller shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of the Business or the spouses, dependents or beneficiaries thereof, which claims relate to events occurring on or prior to the Closing Date. Seller also shall remain solely responsible for all worker’s compensation claims of any current or former employees, officers, directors, independent contractors or consultants of the Business, which relate to events occurring on or prior to the Closing Date. Seller shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due.

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Section 14.02 Confidentiality. From and after the Closing, each of Seller and each Owner, shall, and shall cause each of its respective Affiliates (including any other member of Seller) to, hold, and shall use its reasonable best efforts to cause it’s or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that such Seller or Owner can show that such information (a) is generally available to and known by the public through no fault of such Seller or Owner, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by such Seller or Owner, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If such Seller or Owner or any of its respective Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller or Owner shall promptly notify Buyer in writing and shall disclose only that portion of such information which such Seller or Owner is advised by its counsel in writing is legally required to be disclosed, provided that such Seller or Owner shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 14.03 Non-Competition; Non-Solicitation.

(a) For a period of three (3) years commencing on the Closing Date (the “Restricted Period”), neither Seller nor Owner, and neither of them shall permit any of their respective controlled Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Business with any Person who was a customer or client of Seller as of the Closing or during the twenty-four (24) month period immediately preceding the Closing (a “Restricted Customer”) in a manner that competes with the Buyer or the Business; (ii) have an interest in any Person that engages directly or indirectly in the Business in the Territory with a Restricted Customer in a manner that competes with Buyer or the Business in any capacity, including as a partner, Owner, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any Restricted Customer to terminate or modify any such actual or prospective relationship. For clarity, nothing herein is intended to limit or restrain in any manner Owner and MSG continuing to conduct the business activities previously conducted by MSG; provided such activities do not violate the foregoing covenants.

(b) During the Restricted Period, neither Seller nor Owner shall, and none of them shall permit any of their respective Affiliates to, directly or indirectly, hire or solicit any person who is offered employment by Buyer pursuant to Section 6.01(a) or is or was employed in the Business during the Restricted Period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 6.03(b) shall prevent Seller, Owner, or any of their respective Affiliates from hiring (i) any employee whose employment has been terminated by Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

(c) Each of Seller and Owner hereby acknowledges that a breach or threatened breach of this Section 6.03 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller or Owner of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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(d) Each of Seller and each Owner acknowledges that the restrictions contained in this Section 6.03 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.03 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.03 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 14.04 Public Announcements. Unless otherwise required by applicable Law, no Seller Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall reasonably cooperate as to the timing and contents of any such announcement.

Section 14.05 Transfer Taxes. Except as otherwise set forth in the REPA, all transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (the “Transfer Taxes”) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary). Notwithstanding the foregoing, all sales tax due on the transfer of titled vehicles as part of the Purchased Assets under this Agreement, shall be paid by Buyer and shall, therefore, not be included in the term Transfer Taxes as used in this Agreement.

Section 14.06 Change of Name; Permitted Use. On the Closing Date, or within ten (10) days of the date thereof, neither Seller Parties, nor any of their Affiliates will use the name “Richland Industries” or any similar variant thereof, and the Seller Parties will take all necessary steps to permit Buyer to use this name, including filing a name change amendment with the requisite Governmental Authority or Office of the Secretary of State. Use of such names shall be exclusive to the rights of Buyer.

Section 14.07 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Ancillary Documents. Buyer shall preserve all books and records transferred to Seller pursuant to this Agreement for a period of at least six (6) years and make such books and records available to Seller upon reasonable request following Closing to the extent needed for preparation of tax returns, defending investigations, inquiries, arbitrations, litigation or other disputes or for any other reasonable business purpose.

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ARTICLE XV
Indemnification

Section 15.01 Survival. Subject to the limitations and other provisions of this Agreement, (A) the representations and warranties contained in Sections 4.01 (Organization and Qualification of Sellers), 4.02 (Authority of Seller Parties), Section 4.03 (No Conflicts or Violations), Section 4.04(b) (Financials Information), Section 4.07 (Title to Purchased Assets), Section 4.17 (Brokers), Section 5.01 (Organization of Buyer), Section 5.02 (Authority of Buyer), Section 5.03 (No Conflicts or Violations), and Section 5.05 (Brokers) (the “Fundamental Representations”) shall survive the Closing indefinitely; (B) the representations and warranties contained in Section 4.14 (Taxes) shall survive the Closing for the period of the statute of limitations applicable to the underlying claims asserted, and (C) all other representations and warranties shall survive the Closing for a period of eighteen (18) months. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein.

Section 15.02 Indemnification By Seller. Subject to the other terms and conditions of this ARTICLE VII, from and after Closing, Seller shall and Owner shall, except as set forth in this Section 7.02, jointly and severally, indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller Parties contained in this Agreement, the Ancillary Documents or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller Parties pursuant to this Agreement, the Ancillary Documents or any certificate or instrument delivered by or on behalf of Seller Parties pursuant to this Agreement;

(c) any Excluded Asset, Excluded Liability, or any other Liability of Seller Parties other than Assumed Liabilities;

(d) any Closing Date Indebtedness or Transaction Expense to the extent not identified and paid at Closing; or

(e) any (A) Taxes of the Seller for a Pre-Closing Tax Period; (B) Taxes imposed on the Seller as a result of being a member of any consolidated, combined or unitary group on or prior to the Closing Date,; (C) any Taxes of any Person imposed on the Seller as a transferee or successor, by contract or otherwise, which Taxes relate to a transaction or event occurring prior to the Closing; and (D) all Transfer Taxes.

Notwithstanding the foregoing, with respect to the indemnification provided in Sections 7.02(a) (c) (d) and (e) of this Agreement, the Seller shall have the exclusive indemnification obligation under such Section, and Owner shall not be jointly and severally liable thereunder, to the extent the inaccuracy in or breach of the representations or warranties of Seller Parties arise out of or relate to any section of this Agreement other than the Owner J&S Liability Sections.

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Section 15.03 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VII, from and after Closing, Buyer shall indemnify and defend each of Seller Parties and their respective Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or

(c) any Assumed Liabilities.

Section 15.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement (“Third Party Claim”), the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed). Indemnified Party will cooperate in all reasonable respects with any Indemnifying Party in the conduct of any proceeding as to which such Indemnifying Party assumes the defense, except to the extent Indemnified Party could reasonably be expected to be prejudiced thereby. Indemnifying Party or Parties shall promptly reimburse Indemnified Party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by Indemnified Party or its Affiliates in connection therewith, within thirty (30) days after the receipt of detailed invoices therefor.

Section 15.05 Indemnification Limitations. If the Closing occurs, the indemnification provided for in Section 7.02 and Section 7.03 shall be subject to the following limitations:

(a) Neither the Seller nor Owner shall have any obligation to indemnify a Buyer Indemnitee whatsoever from and against Losses under Section 7.02(a) unless and until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a) exceeds Twenty-five Thousand Dollars ($25,000) (the “Indemnification Threshold”), at which time the Buyer Indemnities shall be entitled to recover only those losses in excess of the Indemnification Threshold, but subject to the Indemnification Cap;

(b) Buyer shall have any obligation to indemnify a Seller Indemnitee whatsoever from and against Losses under Section 7.03(a) unless and until the aggregate amount of all Losses in respect of indemnification under Section 7.03(a) exceeds the Indemnification Threshold, at which time the Seller Indemnities shall be entitled to recover only those losses in excess of the Indemnification Threshold, but subject to the Indemnification Cap;

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(c) No Buyer Indemnitee shall be entitled to recover losses pursuant to Section 7.02(a) for an aggregate amount in excess of fifty percent (50%) of the Purchase Price (or, with respect to the Owner J&S Liability Sections, the net portion of the Purchase Price distributed by Seller to Owner, after taxes) (the “Indemnification Cap”), provided, however, that losses relating to breach of any of the Fundamental Representations shall be capped at the full Purchase Price. Notwithstanding the limitations on indemnification set forth in this Section 7.05(b), such limitations shall not apply to any claim against Seller Parties or Buyer for Fraud, willful misconduct or intentional misrepresentation relating to the representations and warranties made by the applicable Seller Party herein. For purposes of this Agreement “Fraud” means common law fraud, but excluding equitable fraud, constructive fraud, negligent misrepresentation or omission, or any form of fraud based on recklessness, negligence, or similar theories.

(d) Payments by an Indemnifying Party pursuant to Section 7.02 or Section 7.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of any such claim.

(e) Buyer shall take and shall cause its Affiliates to take all reasonable steps to mitigate any loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto. Seller and Owner shall take and cause their respective Affiliates to take all reasonable steps to mitigate any loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.

(f) For purposes of this Article VII (including for purposes of determining the existence of any inaccuracy in, or breach of, any representation or warranty and for calculating the amount of any Loss with respect thereto), any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 15.06 Payments; Setoff. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VII, the Indemnifying Party shall satisfy its obligations within fifteen (15) days of such adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such fifteen (15) day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to eight percent (8%). Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed. A Buyer Indemnitee shall be entitled to (but shall not be required to), in its sole discretion, in addition to all other remedies they may have, recover some or all of such amount by, upon written notice to the Indemnifying Party, setting off such amount against any amounts then due and payable by the Buyer or any of its Affiliates (including the Seller) to any Seller Party or any of their respective Affiliates under this Agreement or any Ancillary Document or any other agreement with such Seller Party or any of their respective Affiliates. In each case, the exercise of such right to cancel or set off set forth in this Section 7.05 shall not constitute a breach of any Indemnified Party’s obligations under this Agreement, any Ancillary Document or any other agreement with such Seller Party, and the exercise or failure to exercise such right to cancel or set off shall not constitute an election of remedies or limit any Buyer Indemnified Party in any manner in the enforcement of any other remedies that may be available to such Indemnified Party.

Section 15.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

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Section 15.08 Exclusive Remedy Post-Closing. With the exception of Fraud, willful misconduct, or intentional misrepresentation, and injunctive relief for specific performance or an action required to be performed by a Party under this Agreement after the Closing, the exclusive remedy of any Party with respect to the matters subject to such Closing shall be indemnity under this Article VII, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at Law or in equity, or otherwise, shall be as provided in this Article VII. The Indemnified Parties may not avoid the limitations on liability herein by seeking damages for breach of contract, tort, or pursuant to any other theory of liability, all of which are hereby waived. Nothing in this Section 7.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s Fraud, willful misconduct, or intentional misrepresentation.

ARTICLE XVI
Miscellaneous

Section 16.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have.

Section 16.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

If to Seller or Owner:	Joseph Whelan Jr. 736 Fesslers Ln. Nashville, TN 37210 E-mail: jwhelan@milsysgroup.com

with a copy to:	Bradley Arant Boult Cummings LLP Suite 2400 1221 Broadway Nashville, TN 37203 E-mail: drutter@bradley.com Attention: David Rutter

If to Buyer:	c/o Advanced Industrial Services, Inc. 3250 N. Susquehanna Trail York, PA 17406 E-mail: sgovil@cemtrex.com Attention: Saagar Govil, CEO

with a copy to:	Woods Oviatt Gilman LLP 1900 Bausch & Lomb Place Rochester, New York 14604 E-mail: ssuozzi@woodsoviatt.com Attention: Steven A. Suozzi, Esq.

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Section 16.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 16.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.03(d), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 16.05 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 16.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 16.07 No Third-Party Beneficiaries. Except as provided in ARTICLE VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 16.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 16.09 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09(b).

Section 16.10 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 16.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 16.12 Attorneys’ Fees. In the event of any dispute or litigation to enforce or defend enforcement of this Agreement, the substantially prevailing party shall be entitled to collect from the other party its costs and expenses including, without limitation, attorneys’ fees and court costs.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SELLER:

RICHLAND INDUSTRIES LLC

By:
Name:	Joseph Whelan, Jr.
Title:	Member

OWNER:

Joseph Whelan, Jr.

BUYER:

AIS TENNESSEE, INC.

By
Name:
Title:

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

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